Exhibit 99.1

CONTACT:	RYAN BLAKE, EVP, COO JAWAD CHAUDHRY, EVP, CFO (800) 680-6872

BCB Announces Suspension of Cash Dividend

BAYONNE, N.J., June 18, 2026 — BCB Bancorp, Inc. (the “Company”), (NASDAQ: BCBP), the holding company for BCB Community Bank (the “Bank”), announced today that the Company’s Board of Directors voted to suspend payment of the Company’s quarterly cash dividends on its common and preferred stock. In connection with the suspension of its cash dividends, the Company also announced that the Company’s Board of Directors voted to suspend its 2026 Amended and Restated Dividend Reinvestment and Stock Purchase Plan.

Thomas M. O’Brien, President and Chief Executive Officer of the Company and the Bank, stated, “As I noted during my introductory call, we will be undergoing a fulsome evaluation of the Bank’s credit portfolios, which will take some time. During that period, we will be focused on capital preservation and eliminating our quarterly dividend will conserve approximately $1.86 million of capital per quarter. While this decision is difficult, we believe it is the most prudent course of action to preserve the Bank’s “well-capitalized” position with a reasonable cushion and to support long-term shareholder value. We expect that the Bank will continue to support the Company’s debt service obligations given the parent company’s limited cash position.”

About BCB Bancorp, Inc.

Established in 2000 and headquartered in Bayonne, N.J., BCB Community Bank is the wholly-owned subsidiary of BCB Bancorp, Inc. (NASDAQ: BCBP). The Bank has twenty-three branch offices in Bayonne, Edison, Hoboken, Fairfield, Holmdel, Jersey City, Lyndhurst, Maplewood, Monroe Township, Newark, Parsippany, Plainsboro, River Edge, Rutherford, South Orange, Union, and Woodbridge, New Jersey, and four branches in Hicksville and Staten Island, New York. The Bank provides businesses and individuals a wide range of loans, deposit products, and retail and commercial banking services. For more information, please go to www.bcb.bank.

Forward-Looking Statements

This release, like many written and oral communications presented by BCB Bancorp, Inc., and our authorized officers, may contain certain forward-looking statements regarding our prospective performance and strategies within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and are including this statement for purposes of said safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies, and expectations of the Company, are generally identified by use of words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “project,” “seek,” “strive,” “try,” or future or conditional verbs such as “could,” “may,” “should,” “will,” “would,” or similar expressions. Our ability to predict results or the actual effects of our plans or strategies is inherently uncertain. Accordingly, actual results may differ materially from anticipated results.

The most significant factors that could cause future results to differ materially from those anticipated by our forward-looking statements include the global impact of the military conflicts in the Ukraine and the Middle East, the potential impact of any future Federal budget stalemate in Congress, global tariffs imposed by the Trump administration, higher inflation levels, and general economic concerns, all of which could impact economic growth and could cause increased loan delinquencies, a reduction in financial transactions and business activities, including decreased deposits and reduced loan originations. Other factors that could cause future results to vary materially from current management expectations as reflected in our forward-looking statements include, but are not limited to: our ability to manage liquidity and capital in a rapidly changing and unpredictable market, supply chain disruptions, labor shortages; unfavorable economic conditions in the United States generally and particularly in our primary market area; the Company’s ability to effectively attract and deploy deposits; changes in the Company’s corporate strategies, the composition of its assets, or the way in which it funds those assets; shifts in investor sentiment or behavior in the securities, capital, or other financial markets, including changes in market liquidity or volatility; the effects of declines in real estate values that may adversely impact the collateral underlying our loans; increase in unemployment levels and slowdowns in economic growth; our level of non-performing assets and the costs associated with resolving any problem loans including litigation and other costs; the impact of changes in interest rates and the credit quality and strength of underlying collateral and the effect of such changes on the market value of our loan and investment securities portfolios; the credit risk associated with our loan portfolio; changes in the quality and composition of the Bank’s loan and investment portfolios; changes in our ability to access cost-effective funding; deposit flows; legislative and regulatory changes, including increases in Federal Deposit Insurance Corporation, or FDIC, insurance rates; monetary and fiscal policies of the federal and state governments; changes in tax policies, rates and regulations of federal, state and local tax authorities; demands for our loan products; demand for financial services; competition; changes in the securities or secondary mortgage markets; changes in management’s business strategies; changes in consumer spending; our ability to hire and retain key employees; the effects of any reputational, credit, interest rate, market, operational, legal, liquidity, or regulatory risk; expanding regulatory requirements which could adversely affect operating results; civil unrest in the communities that we serve; and other factors discussed elsewhere in this report, and in other reports we filed with the SEC, including under “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K filed for the year ended December 31, 2025, and our other periodic reports that we file with the SEC.